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                                                                    EXHIBIT 23.2



                       [KPMG PEAT MARWICK LLP LETTERHEAD]



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Foodmaker, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                        /s/ KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP



San Diego, California
June 11, 1998